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                                                                    Exhibit 23.3

(KBW KEEFE, BRUYETTE, AND WOODS LOGO)
SPECIALISTS IN BANKING AND FINANCIAL SERVICES

                                                  July 12, 2005


The Board of Directors
Washington Commercial Bancorp
15801 NE 85th Street
Redmond, WA 98052

Members of the Board:

      We hereby consent to the use in the proxy statement of Washington Commercial Bancorp dated July 12, 2005 our letter to the Board of Directors of Washington Commercial Bancorp included as APPENDIX C to the proxy statement-prospectus forming a part of the proxy statement of Washington Commercial Bancorp and to all references to our firm in such proxy statement-prospectus. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          Very truly yours,
                                          /s/ Keefe, Bruyette & Woods, Inc.
                                          ---------------------------------
                                          Keefe, Bruyette & Woods, Inc.



          Keefe, Bruyette & Woods o 101 California Street o Suite 3700
                           o San Francisco, CA 94111
Corporate Finance 877.520.8569 o Equity 800.345.3053 o Fixed Income 877.778.5330